Exhibit 99.1

NEWS

CONTACT:     Brian J. Richardson
UNIVEST FINANCIAL CORPORATION
Chief Financial Officer
215-721-2446, richardsonb@univest.net

FOR IMMEDIATE RELEASE

UNIVEST FINANCIAL CORPORATION REPORTS SECOND QUARTER RESULTS

SOUDERTON, Pa., July 24, 2024 - Univest Financial Corporation (“Univest” or the "Corporation") (NASDAQ: UVSP), parent company of Univest Bank and Trust Co. (the "Bank") and its insurance, investments and equipment financing subsidiaries, announced net income for the quarter ended June 30, 2024 was $18.1 million, or $0.62 diluted earnings per share, compared to net income of $16.8 million, or $0.57 diluted earnings per share, for the quarter ended June 30, 2023.

One-Time Items
The financial results for the quarter included tax-free bank owned life insurance ("BOLI") death benefit claims of $171 thousand, which represented $0.01 diluted earnings per share. The financial results for the second quarter of 2023 included a $1.3 million ($1.1 million after-tax), or $0.04 diluted earnings per share, restructuring charge associated with expense management strategies deployed in response to macroeconomic headwinds. Excluding these one-time items, diluted earnings per share was $0.61 for the quarters ended June 30, 2024 and June 30, 2023.

Loans
Gross loans and leases increased $105.8 million, or 1.6% (6.4% annualized), from March 31, 2024, and $117.6 million, or 1.8% (3.6% annualized), from December 31, 2023, primarily due to increases in commercial, commercial real estate and residential mortgage loans, partially offset by a decrease in construction loans.

Deposits and Liquidity
Total deposits increased $90.0 million, or 1.4% (5.6% annualized), from March 31, 2024, primarily due to increases in commercial and consumer deposits, partially offset by decreases in brokered and public funds deposits. Total deposits increased $119.5 million, or 1.9% (3.8% annualized), from December 31,

2023, primarily due to increases in commercial, consumer and brokered deposits, partially offset by a seasonal decrease in public funds deposits. Noninterest-bearing deposits represented 21.5% of total deposits at June 30, 2024, down from 21.9% at March 31, 2024. At June 30, 2024, unprotected deposits, which excludes insured, internal, and collateralized deposit accounts, represented 22.1% of total deposits, down from 22.3% at March 31, 2024.

As of June 30, 2024, the Corporation reported on balance sheet cash and cash equivalents totaling $190.9 million. The Corporation and its subsidiaries had committed borrowing capacity of $3.6 billion at June 30, 2024, of which $2.3 billion was available. The Corporation and its subsidiaries also maintained uncommitted funding sources from correspondent banks of $459.0 million at June 30, 2024. Future availability under these uncommitted funding sources is subject to the prerogatives of the granting banks and may be withdrawn at will.

Net Interest Income and Margin
Net interest income of $51.0 million for the second quarter of 2024 decreased $3.3 million, or 6.1%, from the second quarter of 2023 and $440 thousand, or 0.9%, from the first quarter of 2024. The decreases in net interest income for both comparison periods reflects the continued pressure on the cost of deposits due to the shift of balances from lower to higher cost deposit products which has exceeded the increase in interest income from asset yield expansion and the increase in average interest-earning assets. However, we continue to see indicators of stabilization in cost of funds and funding mix.

Net interest margin, on a tax-equivalent basis, was 2.84% for the second quarter of 2024, compared to 2.88% for the first quarter of 2024 and 3.14% for the second quarter of 2023. Excess liquidity reduced net interest margin by approximately two basis points for the quarter ended June 30, 2024 compared to approximately three basis points for the quarter ended March 31, 2024. Excess liquidity had no impact on net interest margin for the quarter ended June 30, 2023.

Noninterest Income
Noninterest income for the quarter ended June 30, 2024 was $21.0 million, an increase of $1.1 million, or 5.8%, from the comparable period in the prior year.

Net gain on mortgage banking activities increased $671 thousand, or 64.6%, for the quarter ended June 30, 2024 compared to the three months ended June 30, 2023, primarily due to increased salable volume. Investment advisory commission and fee income increased $530 thousand, or 11.3%, for the quarter ended June 30, 2024 compared to the three months ended June 30, 2023, primarily due to increased assets under management driven by market appreciation and new customer relationships. Bank owned life insurance income increased $297 thousand, or 37.6%, for the quarter ended June 30,

2024 compared to the three months ended June 30, 2023, primarily due to the previously discussed death benefit claims. Service charges on deposit accounts increased $257 thousand, or 14.9%, for the quarter ended June 30, 2024 compared to the three months ended June 30, 2023, primarily due to increased treasury management income.

Other service fee income decreased $274 thousand, or 8.3%, for the quarter ended June 30, 2024 compared to the three months ended June 30, 2023, primarily due to reduced servicing fees resulting from the sale of the mortgage servicing rights in the first quarter of 2024 associated with $591.1 million of serviced loans.

Other income decreased $477 thousand, or 39.0%, for the quarter ended June 30, 2024 compared to the three months ended June 30, 2023. Fees on risk participation agreements for interest rate swaps decreased $710 thousand due to reduced customer demand. Additionally, the second quarter of 2023 included a loss of $250 thousand on the sale of an interest in a shared national credit.

Noninterest Expense
Noninterest expense for the quarter ended June 30, 2024 was $48.7 million, a decrease of $1.1 million, or 2.2%, from the comparable period in the prior year.

As previously discussed, the second quarter of 2023 included restructuring charges of $1.3 million. Excluding restructuring charges, noninterest expense for the quarter ended June 30, 2024 increased $239 thousand, or 0.5%, from the comparable period in the prior year, which reflects the benefit of the various expense management strategies deployed during 2023.

Salaries, benefits and commissions increased $312 thousand, or 1.0%, for the quarter ended June 30, 2024 compared to the three months ended June 30, 2023, primarily due to decreased capitalized compensation driven by lower loan production, partially offset by decreased salary expense due to staff reductions over the last twelve months.

Tax Provision
The effective income tax rate was 19.9% for the quarter ended June 30, 2024, compared to an effective tax rate of 19.8% for the quarter ended June 30, 2023. The effective tax rates for the three months ended June 30, 2024 and 2023 reflected the benefits of tax-exempt income from investments in municipal securities and loans and leases. Additionally, the effective tax rate for the three months ended June 30, 2024 was favorably impacted by proceeds from BOLI death benefits. Excluding these BOLI death benefits, the effective tax rate was 20.0% for the three months ended June 30, 2024.

Asset Quality and Provision for Credit Losses
Nonperforming assets were $36.6 million at June 30, 2024, compared to $40.0 million at March 31, 2024 and $34.5 million at June 30, 2023. The decrease in nonperforming assets from March 31, 2024 was primarily due to pay-downs of $2.2 million on two nonaccrual construction loans to one borrower.

Net loan and lease charge-offs were $809 thousand for the three months ended June 30, 2024 compared to $1.4 million and $512 thousand for the three months ended March 31, 2024 and June 30, 2023, respectively.

The provision for credit losses was $707 thousand for the three months ended June 30, 2024 compared to $1.4 million and $3.4 million for the three months ended March 31, 2024 and June 30, 2023, respectively. The allowance for credit losses on loans and leases as a percentage of loans and leases held for investment was 1.28% at June 30, 2024 and June 30, 2023, and 1.30% at March 31, 2024.

Dividend and Share Repurchases
On July 24, 2024, Univest declared a quarterly cash dividend of $0.21 per share to be paid on August 21, 2024 to shareholders of record as of August 7, 2024. During the quarter ended June 30, 2024, the Corporation repurchased 190,808 shares of common stock at an average price of $20.93 per share. Including brokerage fees and excise tax, the average price per share was $21.17. As of June 30, 2024, 696,374 shares are available for repurchase under the Share Repurchase Plan.

Conference Call
Univest will host a conference call to discuss second quarter 2024 results on Thursday, July 25, 2024 at 9:00 a.m. EST. Participants may preregister at https://www.netroadshow.com/events/login?show=962df298&confId=68082. The general public can access the call by dialing 1-833-470-1428; using Access Code 117459. A replay of the conference call will be available through September 23, 2024 by dialing 1-866-813-9403; using Access Code 310450.

About Univest Financial Corporation
Univest Financial Corporation (UVSP), including its wholly-owned subsidiary Univest Bank and Trust Co., Member FDIC, has approximately $7.9 billion in assets and $5.0 billion in assets under management and supervision through its Wealth Management lines of business at June 30, 2024. Headquartered in Souderton, Pa. and founded in 1876, the Corporation and its subsidiaries provide a full range of financial solutions for individuals, businesses, municipalities and nonprofit organizations primarily in the Mid-Atlantic Region. Univest delivers these services through a network of more than 50 offices and online at www.univest.net.
# # #
This press release and the reports Univest files with the Securities and Exchange Commission often contain "forward-looking statements" relating to trends or factors affecting the financial services industry and, specifically, the financial condition and results of operations, business, prospects and strategies of Univest. These forward-looking statements involve certain risks and uncertainties in that there are a number of important factors that could cause Univest's future financial condition, results of operations, business, prospects or strategies to differ materially from those expressed or implied by the forward-looking statements. These factors include, but are not limited to: (1) competition; (2) inflation and/or changes in interest rates, which may adversely impact our margins and yields, reduce the fair value of our financial instruments, reduce our loan originations and/or lead to higher operating costs and higher costs we pay to retain and attract deposits; (3) changes in asset quality, prepayment speeds, loan sale volumes, charge-offs and/or credit loss provisions; (4) changes in liquidity, including the size and composition of our deposit portfolio and the percentage of uninsured deposits in the portfolio; (5) our ability to access cost-effective funding; (6) changes in economic conditions nationally and in our market; (7) economic assumptions or changes in our methodology, either of which may impact our allowance for credit losses calculation; (8) legislative, regulatory, accounting or tax changes; (9) monetary and fiscal policies of the U.S. government, including the policies of the Board of Governors of the Federal Reserve System; (10) technological issues that may adversely affect our operations or those of our customers; (11) a failure or breach in our operational or security systems or infrastructure, including cyberattacks; (12) changes in the securities markets; (13) the current or anticipated impact of military conflict, terrorism or other geopolitical events; (14) our ability to enter into new markets successfully and capitalize on growth opportunities and/or (15) risk factors mentioned in the reports and registration statements Univest files with the Securities and Exchange Commission.

(UVSP - ER)

Univest Financial Corporation
Consolidated Selected Financial Data (Unaudited)
June 30, 2024
(Dollars in thousands)

Balance Sheet (Period End)	6/30/2024	3/31/2024	12/31/2023	9/30/2023	6/30/2023
ASSETS
Cash and due from banks	$66,808	$49,318	$72,815	$68,900	$80,795
Interest-earning deposits with other banks	124,103	152,288	176,984	221,441	59,616
Cash and cash equivalents	190,911	201,606	249,799	290,341	140,411
Investment securities held-to-maturity	140,112	143,474	145,777	149,451	153,509
Investment securities available for sale, net of allowance for credit losses	342,776	350,819	351,553	334,538	356,164
Investments in equity securities	2,995	3,355	3,293	4,054	3,443
Federal Home Loan Bank, Federal Reserve Bank and other stock, at cost	37,438	37,394	40,499	42,417	42,811
Loans held for sale	28,176	13,188	11,637	16,473	29,526
Loans and leases held for investment	6,684,837	6,579,086	6,567,214	6,574,958	6,462,238
Less: Allowance for credit losses, loans and leases	(85,745)	(85,632)	(85,387)	(83,837)	(82,709)
Net loans and leases held for investment	6,599,092	6,493,454	6,481,827	6,491,121	6,379,529
Premises and equipment, net	48,174	48,739	51,441	51,287	52,058
Operating lease right-of-use assets	29,985	30,702	31,795	31,053	30,237
Goodwill	175,510	175,510	175,510	175,510	175,510
Other intangibles, net of accumulated amortization	7,701	7,473	10,950	11,079	10,923
Bank owned life insurance	137,823	137,896	131,344	130,522	129,715
Accrued interest and other assets	114,753	102,958	95,203	100,220	96,314
Total assets	$7,855,446	$7,746,568	$7,780,628	$7,828,066	$7,600,150

LIABILITIES
Noninterest-bearing deposits	$1,397,308	$1,401,806	$1,468,320	$1,432,559	$1,582,767
Interest-bearing deposits:	5,098,014	5,003,552	4,907,461	5,006,606	4,404,635
Total deposits	6,495,322	6,405,358	6,375,781	6,439,165	5,987,402
Short-term borrowings	11,781	4,816	6,306	14,676	244,666
Long-term debt	250,000	250,000	310,000	320,000	320,000
Subordinated notes	149,011	148,886	148,761	148,636	148,510
Operating lease liabilities	33,015	33,744	34,851	34,017	33,428
Accrued expenses and other liabilities	62,180	60,095	65,721	64,374	60,922
Total liabilities	7,001,309	6,902,899	6,941,420	7,020,868	6,794,928

SHAREHOLDERS' EQUITY
Common stock, $5 par value: 48,000,000 shares authorized and 31,556,799 shares issued	157,784	157,784	157,784	157,784	157,784
Additional paid-in capital	300,166	298,914	301,066	300,171	299,212
Retained earnings	500,482	488,790	474,691	464,634	453,806
Accumulated other comprehensive loss, net of tax benefit	(54,124)	(54,740)	(50,646)	(71,586)	(61,034)
Treasury stock, at cost	(50,171)	(47,079)	(43,687)	(43,805)	(44,546)
Total shareholders’ equity	854,137	843,669	839,208	807,198	805,222
Total liabilities and shareholders’ equity	$7,855,446	$7,746,568	$7,780,628	$7,828,066	$7,600,150

	For the three months ended,					For the six months ended,
Balance Sheet (Average)	6/30/2024	3/31/2024	12/31/2023	9/30/2023	6/30/2023	6/30/2024	6/30/2023
Assets	$7,721,540	$7,696,575	$7,865,634	$7,693,983	$7,440,798	$7,709,058	$7,330,616
Investment securities, net of allowance for credit losses	493,140	500,983	489,587	506,341	518,995	497,061	517,446
Loans and leases, gross	6,640,536	6,577,365	6,594,233	6,537,169	6,372,342	6,608,950	6,269,190
Deposits	6,353,752	6,303,854	6,470,141	6,222,710	5,844,582	6,328,804	5,839,526
Shareholders' equity	844,572	842,546	814,941	811,515	806,709	843,559	797,980

Univest Financial Corporation
Consolidated Summary of Loans by Type and Asset Quality Data (Unaudited)
June 30, 2024
(Dollars in thousands)

Summary of Major Loan and Lease Categories (Period End)	6/30/2024	3/31/2024	12/31/2023	9/30/2023	6/30/2023
Commercial, financial and agricultural	$1,055,332	$1,014,568	$989,723	$1,050,004	$1,039,265
Real estate-commercial	3,373,889	3,283,729	3,302,798	3,275,140	3,221,993
Real estate-construction	313,229	379,995	394,462	427,561	413,404
Real estate-residential secured for business purpose	532,628	524,196	517,002	516,471	517,521
Real estate-residential secured for personal purpose	952,665	922,412	909,015	861,122	832,632
Real estate-home equity secured for personal purpose	179,150	177,446	179,282	176,855	175,090
Loans to individuals	26,430	27,200	27,749	27,331	25,544
Lease financings	251,514	249,540	247,183	240,474	236,789
Total loans and leases held for investment, net of deferred income	6,684,837	6,579,086	6,567,214	6,574,958	6,462,238
Less: Allowance for credit losses, loans and leases	(85,745)	(85,632)	(85,387)	(83,837)	(82,709)
Net loans and leases held for investment	$6,599,092	$6,493,454	$6,481,827	$6,491,121	$6,379,529

Asset Quality Data (Period End)	6/30/2024	3/31/2024	12/31/2023	9/30/2023	6/30/2023
Nonaccrual loans and leases, including nonaccrual loans held for sale*	$16,200	$20,363	$20,527	$18,085	$15,087
Accruing loans and leases 90 days or more past due	205	268	534	2,135	55
Total nonperforming loans and leases	16,405	20,631	21,061	20,220	15,142
Other real estate owned	20,007	19,220	19,032	19,916	19,345
Repossessed assets	149	167	—	—	—
Total nonperforming assets	$36,561	$40,018	$40,093	$40,136	$34,487
Nonaccrual loans and leases / Loans and leases held for investment	0.24%	0.31%	0.31%	0.28%	0.23%
Nonperforming loans and leases / Loans and leases held for investment	0.25%	0.32%	0.32%	0.31%	0.23%
Nonperforming assets / Total assets	0.47%	0.52%	0.52%	0.51%	0.45%

Allowance for credit losses, loans and leases	$85,745	$85,632	$85,387	$83,837	$82,709
Allowance for credit losses, loans and leases / Loans and leases held for investment	1.28%	1.30%	1.30%	1.28%	1.28%
Allowance for credit losses, loans and leases / Nonaccrual loans and leases	529.29%	420.53%	415.97%	463.57%	548.21%
Allowance for credit losses, loans and leases / Nonperforming loans and leases	522.68%	415.06%	405.43%	414.62%	546.22%
*Includes a $5.8 million loan held for sale at September 30, 2023.

	For the three months ended,					For the six months ended,
	6/30/2024	3/31/2024	12/31/2023	9/30/2023	6/30/2023	6/30/2024	6/30/2023
Net loan and lease charge-offs	$809	$1,406	$1,074	$969	$512	$2,215	$3,354
Net loan and lease charge-offs (annualized)/Average loans and leases	0.05%	0.09%	0.06%	0.06%	0.03%	0.07%	0.11%

Univest Financial Corporation
Consolidated Selected Financial Data (Unaudited)
June 30, 2024
(Dollars in thousands, except per share data)
	For the three months ended,					For the six months ended,
For the period:	6/30/2024	3/31/2024	12/31/2023	9/30/2023	6/30/2023	6/30/2024	6/30/2023
Interest income	$99,832	$98,609	$101,232	$97,106	$90,139	$198,441	$173,392
Interest expense	48,805	47,142	48,472	43,516	35,809	95,947	59,745
Net interest income	51,027	51,467	52,760	53,590	54,330	102,494	113,647
Provision for credit losses	707	1,432	1,931	2,024	3,428	2,139	6,815
Net interest income after provision for credit losses	50,320	50,035	50,829	51,566	50,902	100,355	106,832
Noninterest income:
Trust fee income	2,008	2,108	1,943	1,910	1,924	4,116	3,879
Service charges on deposit accounts	1,982	1,871	1,960	1,816	1,725	3,853	3,272
Investment advisory commission and fee income	5,238	5,194	4,561	4,843	4,708	10,432	9,460
Insurance commission and fee income	5,167	7,201	4,596	4,852	5,108	12,368	11,595
Other service fee income	3,044	6,415	2,967	3,020	3,318	9,459	6,394
Bank owned life insurance income	1,086	842	823	806	789	1,928	1,556
Net gain on mortgage banking activities	1,710	939	809	1,216	1,039	2,649	1,664
Other income	745	1,025	961	228	1,222	1,770	1,693
Total noninterest income	20,980	25,595	18,620	18,691	19,833	46,575	39,513
Noninterest expense:
Salaries, benefits and commissions	30,187	31,338	29,321	29,978	29,875	61,525	60,889
Net occupancy	2,679	2,872	2,751	2,594	2,614	5,551	5,341
Equipment	1,088	1,111	1,066	1,087	986	2,199	1,979
Data processing	4,161	4,495	4,444	4,189	4,137	8,656	8,166
Professional fees	1,466	1,688	1,768	1,763	1,669	3,154	3,610
Marketing and advertising	715	416	632	555	622	1,131	993
Deposit insurance premiums	1,098	1,135	1,350	1,258	1,116	2,233	2,217
Intangible expenses	188	187	212	220	253	375	506
Restructuring charges	—	—	189	—	1,330	—	1,330
Other expense	7,126	6,832	7,313	7,344	7,197	13,958	14,297
Total noninterest expense	48,708	50,074	49,046	48,988	49,799	98,782	99,328
Income before taxes	22,592	25,556	20,403	21,269	20,936	48,148	47,017
Income tax expense	4,485	5,251	4,149	4,253	4,136	9,736	9,183
Net income	$18,107	$20,305	$16,254	$17,016	$16,800	$38,412	$37,834
Net income per share:
Basic	$0.62	$0.69	$0.55	$0.58	$0.57	$1.31	$1.29
Diluted	$0.62	$0.69	$0.55	$0.58	$0.57	$1.30	$1.28
Dividends declared per share	$0.21	$0.21	$0.21	$0.21	$0.21	$0.42	$0.42
Weighted average shares outstanding	29,246,977	29,413,999	29,500,147	29,479,066	29,439,392	29,330,488	29,376,179
Period end shares outstanding	29,190,640	29,337,919	29,511,721	29,508,128	29,471,124	29,190,640	29,471,124

Univest Financial Corporation
Consolidated Selected Financial Data (Unaudited)
June 30, 2024

	For the three months ended,					For the six months ended,
Profitability Ratios (annualized)	6/30/2024	3/31/2024	12/31/2023	9/30/2023	6/30/2023	6/30/2024	6/30/2023
Return on average assets	0.94%	1.06%	0.82%	0.88%	0.91%	1.00%	1.04%
Return on average assets, excluding restructuring charges (1)	0.94%	1.06%	0.83%	0.88%	0.96%	1.00%	1.07%
Return on average shareholders' equity	8.62%	9.69%	7.91%	8.32%	8.35%	9.16%	9.56%
Return on average shareholders' equity, excluding restructuring charges (1)	8.62%	9.69%	7.99%	8.32%	8.88%	9.16%	9.83%
Return on average tangible common equity (1)(3)	11.01%	12.38%	10.23%	10.77%	10.85%	11.69%	12.45%
Return on average tangible common equity, excluding restructuring charges (1)(3)	11.01%	12.38%	10.32%	10.77%	11.52%	11.69%	12.79%
Net interest margin (FTE)	2.84%	2.88%	2.84%	2.96%	3.14%	2.86%	3.35%
Efficiency ratio (2)	67.1%	64.6%	68.3%	67.3%	66.7%	65.8%	64.4%
Efficiency ratio, excluding restructuring charges (1)(2)	67.1%	64.6%	68.0%	67.3%	64.9%	65.8%	63.5%

Capitalization Ratios
Dividends declared to net income	33.9%	30.5%	38.1%	36.4%	36.8%	32.1%	32.6%
Shareholders' equity to assets (Period End)	10.87%	10.89%	10.79%	10.31%	10.59%	10.87%	10.59%
Tangible common equity to tangible assets (1)	8.81%	8.80%	8.70%	8.22%	8.45%	8.81%	8.45%
Common equity book value per share	$29.26	$28.76	$28.44	$27.36	$27.32	$29.26	$27.32
Tangible common equity book value per share (1)	$23.17	$22.70	$22.41	$21.32	$21.27	$23.17	$21.27

Regulatory Capital Ratios (Period End)
Tier 1 leverage ratio	9.74%	9.65%	9.36%	9.43%	9.59%	9.74%	9.59%
Common equity tier 1 risk-based capital ratio	10.72%	10.71%	10.58%	10.32%	10.26%	10.72%	10.26%
Tier 1 risk-based capital ratio	10.72%	10.71%	10.58%	10.32%	10.26%	10.72%	10.26%
Total risk-based capital ratio	14.09%	14.11%	13.90%	13.58%	13.54%	14.09%	13.54%
(1) Non-GAAP metric. A reconciliation of this and other non-GAAP financial measures is included at the end of this document.
(2) Noninterest expense to net interest income before loan loss provision plus noninterest income adjusted for tax equivalent income.
(3) Net income before amortization of intangibles to average tangible common equity.

Univest Financial Corporation
Average Balances and Interest Rates (Unaudited)
	For the Three Months Ended,
Tax Equivalent Basis	June 30, 2024			March 31, 2024
	Average	Income/	Average	Average	Income/	Average
(Dollars in thousands)	Balance	Expense	Rate	Balance	Expense	Rate
Assets:
Interest-earning deposits with other banks	$84,546	$1,108	5.27%	$120,845	$1,609	5.36%
Obligations of state and political subdivisions*	1,269	7	2.22	1,951	12	2.47
Other debt and equity securities	491,871	3,741	3.06	499,032	3,647	2.94
Federal Home Loan Bank, Federal Reserve Bank and other stock	37,286	700	7.55	39,115	724	7.44
Total interest-earning deposits, investments and other interest-earning assets	614,972	5,556	3.63	660,943	5,992	3.65
Commercial, financial, and agricultural loans	983,615	17,447	7.13	934,649	16,523	7.11
Real estate—commercial and construction loans	3,549,206	50,577	5.73	3,575,142	50,641	5.70
Real estate—residential loans	1,660,489	20,413	4.94	1,618,188	19,555	4.86
Loans to individuals	26,821	542	8.13	27,315	548	8.07
Municipal loans and leases*	230,495	2,476	4.32	232,380	2,464	4.26
Lease financings	189,910	3,105	6.58	189,691	3,169	6.72
Gross loans and leases	6,640,536	94,560	5.73	6,577,365	92,900	5.68
Total interest-earning assets	7,255,508	100,116	5.55	7,238,308	98,892	5.49
Cash and due from banks	56,387			54,870
Allowance for credit losses, loans and leases	(86,293)			(86,495)
Premises and equipment, net	48,725			50,592
Operating lease right-of-use assets	30,344			31,121
Other assets	416,869			408,179
Total assets	$7,721,540			$7,696,575
Liabilities:
Interest-bearing checking deposits	$1,094,150	$7,311	2.69%	$1,180,696	$8,218	2.80%
Money market savings	1,692,759	19,131	4.55	1,705,291	19,220	4.53
Regular savings	759,960	929	0.49	769,926	905	0.47
Time deposits	1,422,113	16,134	4.56	1,238,878	13,630	4.42
Total time and interest-bearing deposits	4,968,982	43,505	3.52	4,894,791	41,973	3.45
Short-term borrowings	29,506	242	2.30	10,127	5	0.20
Long-term debt	250,000	2,777	4.47	292,486	2,883	3.96
Subordinated notes	148,943	2,281	6.16	148,818	2,281	6.16
Total borrowings	428,449	5,300	4.98	451,431	5,169	4.61
Total interest-bearing liabilities	5,397,431	48,805	3.64	5,346,222	47,142	3.55
Noninterest-bearing deposits	1,384,770			1,409,063
Operating lease liabilities	33,382			34,166
Accrued expenses and other liabilities	61,385			64,578
Total liabilities	6,876,968			6,854,029
Total interest-bearing liabilities and noninterest-bearing deposits ("Cost of Funds")	6,782,201		2.89	6,755,285		2.81
Shareholders' Equity:
Common stock	157,784			157,784
Additional paid-in capital	299,426			300,679
Retained earnings and other equity	387,362			384,083
Total shareholders' equity	844,572			842,546
Total liabilities and shareholders' equity	$7,721,540			$7,696,575
Net interest income		$51,311			$51,750
Net interest spread			1.91			1.94
Effect of net interest-free funding sources			0.93			0.94
Net interest margin			2.84%			2.88%
Ratio of average interest-earning assets to average interest-bearing liabilities	134.43	%		135.39	%

*Obligations of states and political subdivisions and municipal loans and leases are tax-exempt earning assets.
Notes: For rate calculation purposes, average loan and lease categories include deferred fees and costs and purchase accounting adjustments.
Net interest income includes net deferred costs amortization of $698 thousand and $453 thousand for the three months ended June 30, 2024 and March 31, 2024.
Nonaccrual loans and leases have been included in the average loan and lease balances. Loans held for sale have been included in the average loan balances.
Tax-equivalent amounts for the three months ended June 30, 2024 and March 31, 2024 have been calculated using the Corporation’s federal applicable rate of 21.0%.

Univest Financial Corporation
Average Balances and Interest Rates (Unaudited)
	For the Three Months Ended June 30,
Tax Equivalent Basis	2024			2023
	Average	Income/	Average	Average	Income/	Average
(Dollars in thousands)	Balance	Expense	Rate	Balance	Expense	Rate
Assets:
Interest-earning deposits with other banks	$84,546	$1,108	5.27%	$46,897	$512	4.38%
Obligations of state and political subdivisions*	1,269	7	2.22	2,284	15	2.63
Other debt and equity securities	491,871	3,741	3.06	516,711	3,512	2.73
Federal Home Loan Bank, Federal Reserve Bank and other stock	37,286	700	7.55	43,783	781	7.15
Total interest-earning deposits, investments and other interest-earning assets	614,972	5,556	3.63	609,675	4,820	3.17
Commercial, financial, and agricultural loans	983,615	17,447	7.13	1,005,499	16,919	6.75
Real estate—commercial and construction loans	3,549,206	50,577	5.73	3,445,431	45,960	5.35
Real estate—residential loans	1,660,489	20,413	4.94	1,483,478	17,216	4.65
Loans to individuals	26,821	542	8.13	26,794	479	7.17
Municipal loans and leases*	230,495	2,476	4.32	234,940	2,388	4.08
Lease financings	189,910	3,105	6.58	176,200	2,659	6.05
Gross loans and leases	6,640,536	94,560	5.73	6,372,342	85,621	5.39
Total interest-earning assets	7,255,508	100,116	5.55	6,982,017	90,441	5.20
Cash and due from banks	56,387			58,675
Allowance for credit losses, loans and leases	(86,293)			(81,641)
Premises and equipment, net	48,725			52,540
Operating lease right-of-use assets	30,344			31,200
Other assets	416,869			398,007
Total assets	$7,721,540			$7,440,798
Liabilities:
Interest-bearing checking deposits	$1,094,150	$7,311	2.69%	$1,011,889	$5,392	2.14%
Money market savings	1,692,759	19,131	4.55	1,460,899	14,089	3.87
Regular savings	759,960	929	0.49	888,680	845	0.38
Time deposits	1,422,113	16,134	4.56	823,665	7,141	3.48
Total time and interest-bearing deposits	4,968,982	43,505	3.52	4,185,133	27,467	2.63
Short-term borrowings	29,506	242	2.30	255,090	3,249	5.11
Long-term debt	250,000	2,777	4.47	301,593	2,811	3.74
Subordinated notes	148,943	2,281	6.16	148,443	2,282	6.17
Total borrowings	428,449	5,300	4.98	705,126	8,342	4.75
Total interest-bearing liabilities	5,397,431	48,805	3.64	4,890,259	35,809	2.94
Noninterest-bearing deposits	1,384,770			1,659,449
Operating lease liabilities	33,382			34,415
Accrued expenses and other liabilities	61,385			49,966
Total liabilities	6,876,968			6,634,089
Total interest-bearing liabilities and noninterest-bearing deposits ("Cost of Funds")	6,782,201		2.89	6,549,708		2.19
Shareholders' Equity:
Common stock	157,784			157,784
Additional paid-in capital	299,426			298,788
Retained earnings and other equity	387,362			350,137
Total shareholders' equity	844,572			806,709
Total liabilities and shareholders' equity	$7,721,540			$7,440,798
Net interest income		$51,311			$54,632
Net interest spread			1.91			2.26
Effect of net interest-free funding sources			0.93			0.88
Net interest margin			2.84%			3.14%
Ratio of average interest-earning assets to average interest-bearing liabilities	134.43	%		142.77	%

*Obligations of states and political subdivisions and municipal loans and leases are tax-exempt earning assets.
Notes: For rate calculation purposes, average loan and lease categories include deferred fees and costs and purchase accounting adjustments.
Net interest income includes net deferred costs amortization of $698 thousand and $668 thousand for the three months ended June 30, 2024 and 2023, respectively.
Nonaccrual loans and leases have been included in the average loan and lease balances. Loans held for sale have been included in the average loan balances.
Tax-equivalent amounts for the three months ended June 30, 2024 and 2023 have been calculated using the Corporation’s federal applicable rate of 21.0%.

Univest Financial Corporation
Average Balances and Interest Rates (Unaudited)
	For the Six Months Ended June 30,
Tax Equivalent Basis	2024			2023
	Average	Income/	Average	Average	Income/	Average
(Dollars in thousands)	Balance	Expense	Rate	Balance	Expense	Rate
Assets:
Interest-earning deposits with other banks	$102,696	$2,717	5.32%	$47,364	$991	4.22%
Obligations of state and political subdivisions*	1,610	19	2.37	2,285	32	2.82
Other debt and equity securities	495,451	7,388	3.00	515,161	7,007	2.74
Federal Home Loan Bank, Federal Reserve Bank and other stock	38,201	1,424	7.50	39,287	1,390	7.13
Total interest-earning deposits, investments and other interest-earning assets	637,958	11,548	3.64	604,097	9,420	3.14
Commercial, financial, and agricultural loans	959,132	33,970	7.12	998,726	32,457	6.55
Real estate—commercial and construction loans	3,562,174	101,218	5.71	3,394,100	88,381	5.25
Real estate—residential loans	1,639,339	39,968	4.90	1,446,093	32,946	4.59
Loans to individuals	27,068	1,090	8.10	27,023	928	6.93
Municipal loans and leases*	231,437	4,940	4.29	232,461	4,729	4.10
Lease financings	189,800	6,274	6.65	170,787	5,200	6.14
Gross loans and leases	6,608,950	187,460	5.70	6,269,190	164,641	5.30
Total interest-earning assets	7,246,908	199,008	5.52	6,873,287	174,061	5.11
Cash and due from banks	55,628			58,356
Allowance for credit losses, loans and leases	(86,394)			(80,813)
Premises and equipment, net	49,659			52,064
Operating lease right-of-use assets	30,733			31,251
Other assets	412,524			396,471
Total assets	$7,709,058			$7,330,616
Liabilities:
Interest-bearing checking deposits	$1,137,423	$15,529	2.75%	$935,316	$8,556	1.84%
Money market savings	1,699,025	38,351	4.54	1,474,936	25,170	3.44
Regular savings	764,943	1,834	0.48	936,930	1,514	0.33
Time deposits	1,330,496	29,764	4.50	695,697	10,563	3.06
Total time and interest-bearing deposits	4,931,887	85,478	3.49	4,042,879	45,803	2.28
Short-term borrowings	19,816	247	2.51	247,745	5,977	4.87
Long-term debt	271,243	5,660	4.20	207,431	3,402	3.31
Subordinated notes	148,881	4,562	6.16	148,381	4,563	6.20
Total borrowings	439,940	10,469	4.79	603,557	13,942	4.66
Total interest-bearing liabilities	5,371,827	95,947	3.59	4,646,436	59,745	2.59
Noninterest-bearing deposits	1,396,917			1,796,647
Operating lease liabilities	33,774			34,427
Accrued expenses and other liabilities	62,981			55,126
Total liabilities	6,865,499			6,532,636
Total interest-bearing liabilities and noninterest-bearing deposits ("Cost of Funds")	6,768,744		2.85	6,443,083		1.87
Shareholders' Equity:
Common stock	157,784			157,784
Additional paid-in capital	300,052			299,537
Retained earnings and other equity	385,723			340,659
Total shareholders' equity	843,559			797,980
Total liabilities and shareholders' equity	$7,709,058			$7,330,616
Net interest income		$103,061			$114,316
Net interest spread			1.93			2.52
Effect of net interest-free funding sources			0.93			0.83
Net interest margin			2.86%			3.35%
Ratio of average interest-earning assets to average interest-bearing liabilities	134.91	%		147.93	%

*Obligations of states and political subdivisions and municipal loans and leases are tax-exempt earning assets.
Notes: For rate calculation purposes, average loan and lease categories include deferred fees and costs and purchase accounting adjustments.
Net interest income includes net deferred costs amortization of $1.2 million and $1.1 million for the six months ended June 30, 2024 and 2023, respectively.
Nonaccrual loans and leases have been included in the average loan and lease balances. Loans held for sale have been included in the average loan balances.
Tax-equivalent amounts for the six months ended June 30, 2024 and 2023 have been calculated using the Corporation’s federal applicable rate of 21.0%.

Univest Financial Corporation
Loan Portfolio Overview (Unaudited)
June 30, 2024

(Dollars in thousands)
Industry Description	Total Outstanding Balance	% of Commercial Loan Portfolio
CRE - Retail	$463,491	8.8%
Animal Production	375,487	7.1
CRE - Multi-family	325,585	6.2
CRE - Office	298,039	5.6
CRE - 1-4 Family Residential Investment	296,044	5.6
CRE - Industrial / Warehouse	251,100	4.8
Hotels & Motels (Accommodation)	191,217	3.6
Education	173,353	3.3
Specialty Trade Contractors	171,939	3.3
Nursing and Residential Care Facilities	148,501	2.8
Motor Vehicle and Parts Dealers	129,299	2.5
Homebuilding (tract developers, remodelers)	125,566	2.4
Merchant Wholesalers, Durable Goods	122,533	2.3
Repair and Maintenance	119,142	2.3
CRE - Mixed-Use - Residential	113,672	2.2
Crop Production	103,513	2.0
Wood Product Manufacturing	88,586	1.7
Rental and Leasing Services	82,505	1.6
Real Estate Lenders, Secondary Market Financing	82,330	1.6
Religious Organizations, Advocacy Groups	74,855	1.4
Personal and Laundry Services	72,545	1.4
Fabricated Metal Product Manufacturing	72,314	1.4
CRE - Mixed-Use - Commercial	71,697	1.4
Merchant Wholesalers, Nondurable Goods	71,029	1.3
Amusement, Gambling, and Recreation Industries	69,393	1.3
Private Equity & Special Purpose Entities (except 52592)	69,086	1.3
Food Services and Drinking Places	67,600	1.3
Administrative and Support Services	67,470	1.3
Miniwarehouse / Self-Storage	65,136	1.2
Food Manufacturing	58,430	1.1
Truck Transportation	54,629	1.0
Industries with >$50 million in outstandings	$4,476,086	84.9%
Industries with <$50 million in outstandings	$798,992	15.1%
Total Commercial Loans	$5,275,078	100.0%

Consumer Loans and Lease Financings	Total Outstanding Balance
Real Estate-Residential Secured for Personal Purpose	$952,665
Real Estate-Home Equity Secured for Personal Purpose	179,150
Loans to Individuals	26,430
Lease Financings	251,514
Total Consumer Loans and Lease Financings	$1,409,759

Total	$6,684,837

Univest Financial Corporation
Non-GAAP Reconciliation
June 30, 2024

Management uses non-GAAP measures in its analysis of the Corporation's performance. These measures should not be considered a substitute for GAAP basis measures nor should they be viewed as a substitute for operating results determined in accordance with GAAP. Management believes the presentation of the non-GAAP financial measures, which exclude the impact of the specified items, provides useful supplemental information that is essential to a proper understanding of the financial results of the Corporation. See the table below for additional information on non-GAAP measures used throughout this earnings release.

	As of or for the three months ended,					As of or for the six months ended,
(Dollars in thousands)	6/30/2024	3/31/2024	12/31/2023	9/30/2023	6/30/2023	6/30/2024	6/30/2023
Restructuring charges (a)	$—	$—	$189	$—	$1,330	$—	$1,330
Tax effect of restructuring charges	—	—	(40)	—	(279)	—	(279)
Restructuring charges, net of tax	$—	$—	$149	$—	$1,051	$—	$1,051

Net income	$18,107	$20,305	$16,254	$17,016	$16,800	$38,412	$37,834
Amortization of intangibles, net of tax	149	148	167	174	200	296	400
Net income before amortization of intangibles	$18,256	$20,453	$16,421	$17,190	$17,000	$38,708	$38,234

Shareholders' equity	$854,137	$843,669	$839,208	$807,198	$805,222	$854,137	$805,222
Goodwill	(175,510)	(175,510)	(175,510)	(175,510)	(175,510)	(175,510)	(175,510)
Other intangibles (b)	(2,157)	(2,273)	(2,405)	(2,558)	(2,767)	(2,157)	(2,767)
Tangible common equity	$676,470	$665,886	$661,293	$629,130	$626,945	$676,470	$626,945

Total assets	$7,855,446	$7,746,568	$7,780,628	$7,828,066	$7,600,150	$7,855,446	$7,600,150
Goodwill	(175,510)	(175,510)	(175,510)	(175,510)	(175,510)	(175,510)	(175,510)
Other intangibles (b)	(2,157)	(2,273)	(2,405)	(2,558)	(2,767)	(2,157)	(2,767)
Tangible assets	$7,677,779	$7,568,785	$7,602,713	$7,649,998	$7,421,873	$7,677,779	$7,421,873

Average shareholders' equity	$844,572	$842,546	$814,941	$811,515	$806,709	$843,559	$797,980
Average goodwill	(175,510)	(175,510)	(175,510)	(175,510)	(175,510)	(175,510)	(175,510)
Average other intangibles (b)	(2,222)	(2,318)	(2,477)	(2,680)	(2,924)	(2,271)	(3,030)
Average tangible common equity	$666,840	$664,718	$636,954	$633,325	$628,275	$665,778	$619,440

(a) Associated with financial service center optimization and headcount rationalization expense management strategies
(b) Amount does not include mortgage servicing rights